Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-237506) and Form F-3 (No.333-267397) of Fangdd Network Group Ltd. of our report dated May 6, 2026 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ Audit Alliance LLP

May 6, 2026